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                                                                    Exhibit 16.1

KPMG [LOGO] Peat Marwick LLP

Orange County Office        Telephone 714 850-4300         Telefax 714 850-4488
Center Tower
650 Tower Center Drive
Costa Mesa, CA 92626


                             July 31, 1995


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for HDL Communications (now known as Bikers Dream, Inc.) and, under the date of January 6, 1995, we reported on the financial statements of HDL Communications as of and for the years ended September 30, 1994 and 1993. On July 17, 1995, our appointment as principal accountants was terminated. We have read Bikers Dream, Inc.'s statements included under Item 4 of its Form 8-K/A dated July 28, 1995, and we agree with such statements, except that we are not in a position to agree or disagree with Bikers Dream, Inc.'s statement that the change was recommended and approved by the board of directors or that Coopers & Lybrand LLP was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Bikers Dream, Inc.'s financial statements.

                                Very truly yours,

                                KPMG PEAT MARWICK LLP